Exhibit 32.1

In connection with the Quarterly Report of Fentura Financial, Inc. (the “Corporation”) on Form 10-Q for the period ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald L. Grill, Chief Executive Officer of Fentura Financial Inc. certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated: November 18, 2011	/s/ Donald L. Grill
Donald L. Grill
Chief Executive Officer